EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Interests in

J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated June 26, 2017

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY BNY MELLON INVESTMENT SERVICING (US) INC.

BY TUESDAY, JULY 25, 2017

THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE

AT 11:59 P.M., NEW YORK TIME, ON TUESDAY, JULY 25, 2017,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

c/o BNY Mellon Investment Servicing (US) Inc.

400 Bellevue Parkway

Mailstop: 19c-0204, 2nd Floor

Wilmington, DE 19809

Email: jpmgnservices@bnymellon.com

Attention: Tender Offer Administrator

Phone: (800) 348-1824

Fax: (508) 599-6007

Overnight mail to:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

c/o BNY Mellon Investment Servicing (US) Inc.

400 Bellevue Parkway

Mailstop: 19c-0204, 2nd Floor

Wilmington, DE 19809

Email: jpmgnservices@bnymellon.com

Ladies and Gentlemen:

The undersigned hereby tenders to J.P. Morgan Access Multi-Strategy Fund, L.L.C., a closed-end, non-diversified, management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated June 26, 2017 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

A promissory note (the “Note”) for the value of the purchased Interest will be held by BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) on behalf of the undersigned. Upon written request by the undersigned to BNY Mellon, BNY Mellon will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of marketable securities, an arrangement for delivery of such securities will be made by the Board of Directors and notified to the undersigned.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited net asset value of the Fund as of September 30, 2017, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO: J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C., C/O BNY MELLON INVESTMENT SERVICING (US) INC., 400 Bellevue Parkway, Mailstop: 19c-0204, 2nd Floor, Wilmington, DE 19809, Email: jpmgnservices@bnymellon.com, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE: (800) 348-1824 OR FAX: (508) 599-6007.

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

PART 1.	NAME:

Name of Member:___________________________________

Telephone Number:__________________________________

PART 2.	AMOUNT OF LIMITED LIABILITY COMPANY INTEREST BEING TENDERED:

☐	The undersigned’s entire limited liability company interest.

☐	A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.*

$_______________________

*The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below $50,000 (the “Required Minimum Balance”), the Board of Directors of the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained or purchase the undersigned’s entire limited liability company interest in the Fund.

PART 3.	PAYMENT:

CASH PAYMENT

For Members that are clients of JPMorgan Private Bank or JPMorgan Private Client Services, cash payments will be wire transferred to their custody/asset account with JPMorgan Chase Bank. If JPMorgan Chase Bank or J.P. Morgan Trust Company, N.A. acts as discretionary investment manager or as trustee of a trust for the Member, cash payments will be wire transferred to the applicable investment management or fiduciary account for that Member.

For all other Members, cash payments will be wire transferred to the account you specify below:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

PROMISSORY NOTE

The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by BNY Mellon Investment Servicing (US) Inc. on the undersigned’s behalf. Upon a written request by the undersigned to BNY Mellon, BNY Mellon will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________

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